UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2020 (May 28, 2020)

UNITED STATES 12 MONTH OIL FUND, LP

(Exact name of registrant as specified in its charter)

Delaware	001-33859	26-0431897
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, California 94596

(Address of principal executive offices) (Zip Code)

(510) 522-9600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Shares of United States 12 Month Oil Fund, LP	USL	NYSE Arca, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2020, the United States 12 Month Oil Fund, LP (the “Registrant”), entered into a Commodity Futures Customer Agreement (the “Agreement”) with RCG Division of Marex Spectron (“RCG”) to serve as a futures commission merchant (“FCM”) for the Registrant. The Agreement requires RCG to provide services to the Registrant, in connection with the purchase and sale of oil futures contracts and other oil-related investments that may be purchased or sold by or through RCG for the Registrant’s account. Under the Agreement, the Registrant pays RCG commissions for executing and clearing trades on behalf of the Registrant. As a result, RCG will serve as an FCM for the Registrant along with RBC Capital Markets, LLC (“RBC”), which provides such services pursuant to a Futures and Cleared Derivatives Transactions Customer Account Agreement by and between USCF and RBC, dated as of October 8, 2013.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Commodity Futures Customer Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES 12 MONTH OIL FUND, LP
	By:	United States Commodity Funds LLC, its general partner

Date: May 29, 2020	By:	/s/ John P. Love
	Name:	John P. Love
	Title:	President and Chief Executive Officer